Exhibit 10.16

                                    AGREEMENT

      This Agreement, entered into as of the 9th day of March, 1998, by and between ALLAN WILLIS an individual residing at 13158 N. Hiline Road, Pocatello, Idaho 83202 (hereinafter "WILLIS"); and ProCath Corporation, a New Jersey (U.S.A.) corporation, having its principal place of business Cooper Run Executive Park, 575 Route 73 North, Unit D-4, West Berlin, New Jersey 08091, U.S.A. (together with any successor or assignee, hereinafter "BUYER").

      WHEREAS, WILLIS has developed and owns certain know-how, technology, methodology, and prototype catheters relating to conductive adhesive bands for catheter electrodes together with certain inventions, patent applications and patents relating thereto; and

      WHEREAS, WILLIS intends to assign to BUYER and BUYER intends to acquire from WILLIS all of his rights in the aforementioned know-how, technology, methodology and prototype catheters relating to said process and device for conductive adhesive bands for catheter electrodes including the inventions, patent applications and patents relating thereto; and

      NOW, THEREFORE, in consideration of the mutual covenants of this agreement, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 PRODUCT. The term "Product" shall mean all of WILLIS' drawings, sketches, diagrams, specifications, designs, medical records, engineering notes, notebooks, testing instructions, know-how, date, technology, methodology, prototypes, models and other physical and written descriptions and embodiments, including parts, subsystems and subassemblies, relating to the conductive adhesive bands for catheter electrodes, as set forth in United States Patent Application No. 5,433,742 issues on July 18, 1995, which are possessed by WILLIS as of the date hereof together with any and all future modifications or improvements, of any nature whatsoever, made thereto whether made by WILLIS or BUYER.

      1.2 PATENT RIGHTS. The term "Patent Rights" shall mean all past, present or future concepts, ideas, inventions, trade secrets, know-how (whether patentable or not) relating to the Product, all past, present or future patent applications and patents (including without limitation the patent listed on Exhibit A) and other industrial property rights throughout the world (including all substitutions, divisions, continuations, continuations-in-part, renewals, reissues, extensions and the like), all rights of action on account of past, present or future use or sale of the Product, the right, at any time,


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            to file for applications for patents and like protection for inventions relating to the Product in any country or jurisdiction throughout the world and all international rights of priority associated with the Product.

      1.3 NET REVENUES. The term "Net Revenues" shall mean all revenues received b BUYER, its Affiliates, and any person or entity which is a licensee or sublicensee of the Product from BUYER, from the sale or lease of Products protected by patents included in the Patent Rights to any person or entity which is not an Affiliate of BUYER, or the licensing of processes protected by patents included in the Patent Rights, excluding all import, export, or customs duties or similar sales and excise taxes, shipping charges, packing charges, paid by the BUYER and less trade discounts, quantity discounts and rebates.

      1.4 AFFILIATE. The term "Affiliate" means any corporation or other business entity with respect to which BUYER directly or indirectly owns or controls the majority of the voting stock, or has the right or power to control its operating management decisions.

2.    SALE OF ASSETS TO BUYER

      2.1 TRANSFER OF THE PRODUCT TO BUYER. Simultaneously with the execution of this Agreement, WILLIS agrees to assign, sell, transfer and convey to BUYER all of his rights, title and interest throughout the world in and to the Product and Patent Rights. WILLIS agrees to properly execute and deliver all papers and perform such other acts which shall be deemed appropriate by BUYER to transfer and convey to BUYER the entire right, title and interest in the Product and Patent Rights including the Assignment a set forth in Exhibit B attached hereto.

      2.2 TRANSFER OF INFORMATION AND KNOW-HOW. Promptly following execution of this Agreement, WILLIS shall transfer to BUYER all of the useful knowledge in their possession, or which it comes into their possession, relating to the Product.

3.    PAYMENT OF PURCHASE PRICE

      3.1 INITIAL PAYMENT. In partial consideration for the transfer of the rights of the Product and Patent Rights to the BUYER, BUYER agrees upon assignment of the Patent Rights to BUYER, to pay to WILLIS the sum of U.S. Twenty Thousand Dollars (U.S. $20,000).

      3.2 EARNED ROYALTY PAYMENTS. In further payment for the Product and Patent Rights being conveyed hereunder, BUYER agrees to pay to


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            WILLIS in U.S. Dollars on January 20, April 20, July 20 and October
            20 of each quarterly calendar period, with respect to the previous quarterly calendar period, an amount equal to 1% of the Net Revenues for all payments received form customers in respect to the sale or lease of the Product by BUYER and/or its Affiliates, and fifty percent (50%) of the Net Revenues received from licensees or sublicensees of BUYER in respect to the sale or lease of the Product by such licensees or sublicensees, with an aggregate maximum total royalty payment to WILLIS OF U.S. One Million Dollars (U.S. $1,000,000) (i.e., no further royalty payment shall be due WILLIS under this Agreement after WILLIS' aggregate royalty totals U.S. One Million Dollars (U.S. $1,000,000).

      3.3 MINIMUM ROYALTY PAYMENTS. Beginning January 1, 2001, through the date of expiration or declaration of invalidity of the patent listed in Exhibit A, should earned royalties be less than $3,00 in any quarterly calendar period, BUYER agrees, at BUYER's option, to either 1) pay an additional amount such that royalties due in any quarter will be not less than $3,000, or 2) grant WILLIS a non-exclusive, royalty-free license to the patent listed in Exhibit A which shall contain provisions to allow WILLIS to sublicense to a third party.

4.    PAYMENTS

      4.1 Each quarterly payment made by BUYER to WILLIS shall be accompanied by a statement stating the amount of net revenues with respect to which royalty payments are due to WILLIS hereunder together with sufficient additional information to show how the net revenues was determined. Late payments under the Agreement shall accrue interest at the rate of twelve percent (12%) per annum.

5.    BOOKS AND RECORDS

      5.1 BUYER shall keep and maintain at its principal office, accurate records and accounts for an exact determination of all net revenues with respect to which payments are due to WILLIS hereunder. Said records and accounts shall be preserved by BUYER for a period of five (5) years and shall at all reasonable times during business hours be open to the unrestricted examination and copying or audit of an accountant designated by WILLIS. Any such examination shall be at the sole cost and expense of WILLIS unless such examination discloses a discrepancy in the amount of Earned Royalties due in any quarterly period of more than ten percent (10%), whereupon such examination shall be at the sole cost and expense of BUYER.


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6.    IMPROVEMENTS TO THE PRODUCT

      6.1 During the term of this agreement and provided BUYER has not committed any breach under this agreement, WILLIS shall promptly disclose to buyer, without further compensation, all improvements to the product made by WILLIS, and BUYER shall have the right to prepare, file and prosecute patent applications covering such improvements. All such improvements and any and all improvements made to the Product by BUYER or its Affiliates shall be subject to being the exclusive property of BUYER.

7.    WARRANTIES

      7.1 WARRANTIES OF WILLIS. WILLIS expressly warrants and represents to BUYER that: (a) WILLIS is the owner of the Patent Rights free and clear of any rights or claims or licensee of others, and has not entered into any agreements or contracts authorizing others to use the Patent Rights; (b) to the best of WILLIS' knowledge, no person or entity is infringing or has threatened to infringe any of the Patent Rights; (c) to the best of WILLIS' knowledge, the existing patents included in the Patent Rights are valid and enforceable;
            (de) to the best of WILLIS' knowledge, the manufacture, use and sale of the Product will not constitute infringement of another's patent rights or otherwise constitute unfair competition or trade secret infringement; (e) to the best of WILLIS' knowledge, there is no pending or threatened litigation related in any way to the validity, use or enforceability of the Patent Rights; (f) all right, title and interest to the Product and Patent Rights acquired by BUYER under this Agreement are free and clear of all liens, encumbrances or other claims of creditors of WILLIS; and g) upon execution and delivery of this Agreement and the documents identified herein, WILLIS will have conveyed to BUYER good and clear title to the Product and Patent Rights.

      7.2   WARRANTIES OF BUYER. BUYER warrants to WILLIS as follows:

            (a) BUYER is a corporation duly organized, validly existing and is in good standing under the laws of the State of New Jersey;

            (b) All necessary and corporate actions have been taken to authorize the execution, delivery and performance of this Agreement by BUYER; and

            (c) This Agreement when duly signed by BUYER and WILLIS will be a binding obligation of BUYER enforceable in accordance with its terms.


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

8.    TERM AND TERMINATION

      8.1 Term. Unless otherwise terminated pursuant to the terms of this Agreement, this Agreement shall commence on the date first above written and continue in full force until the earlier of 1) payment to WILLIS of royalties totaling one million dollars ($1,000,000) or
            2) the expiration or declaration of invalidity of the patent listed in Exhibit A.

      8.2 TERMINATION FOR DEFAULT. Either party may terminate this Agreement in the event that the other party fails to perform any material obligation under this Agreement, provided, however, that the defaulting party shall have first been given written notice by the other party specifying the failure to perform and the defaulting party does not cure such failure within thirty (30) days of such notice.

9.    NOTICES

      9.1 NOTICES. Except as provided elsewhere in this Agreement, all statements, payments, and documents required or permitted by this agreement to be provided or given to either party shall be deemed to have been so provided or given upon the mailing thereof, postage paid by firs-class mail, and all notices required hereunder shall be deemed to have been given upon the mailing thereof by postage paid certified mail, return receipt requested, addressed to such party at its following address or at such other addresses and to the attention of such other officers or individuals as it may from time to time designate in writing to the other party:

      If to WILLIS:

            ALLAN WILLIS
            13158 N. Hiline Road
            Pocatello, Idaho  83202

      If to BUYER:

            ProCath Corporation
            Cooper Run Executive Park
            575 Route 73 North, Unit D-4
            West Berlin, New Jersey 08091|

            Attention:  Joseph Griffin

      With a copy to:

            EP MedSystems, Inc.
            100 Stierli Court, Suite 107
            Mt. Arlington, New Jersey 07856

            Attention:  David Jenkins


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10.   ENTIRE AGREEMENT

      10.1 ENTIRE AGREEMENT. This Agreement shall represent the entire agreement by and between WILLIS and BUYER and all previous understandings or agreements between WILLIS and BUYER relating to the subject matter of this Agreement are hereby terminated and superseded. This Agreement shall not be modified except by an agreement in writing signed by both parties hereto.

11.   MISCELLANEOUS

      11.1 ARBITRATION. In the event of a dispute arising under this Agreement and the parties are unable to reach an agreement within sixty (60) days of commencement of a request for such agreement by either party, the matter shall be finally settled by arbitration pursuant to the rules then in effect of the American Arbitration Association. The arbitration shall take place in New Jersey. In any such arbitration proceeding the non-prevailing party shall pay all arbitration fees and reasonable attorney's fees of the prevailing party.

      11.2 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect or in any way derogate from the right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision thereof be held to be a waiver of the provision itself.

      11.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      11.4 ASSIGNMENT. None of the parties hereto shall have the right to assign its rights or delegate its duties hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld. Such consent of WILLIS shall not be required for any assignment by BUYER to any of its Affiliates or to any party which acquires (through purchase, merger, or otherwise) all or substantially all of the assets and/or business of Buyer. Such consent of BUYER shall not be required for any assignment by WILLIS to any entity controlled by WILLIS. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers.

ALLAN WILLIS

/s/ Allan F. Willis                        Dated: 3-9-98
------------------------------------              ------------------------------


PROCATH CORPORATION

By: /s/ David A. Jenkins                   Dated: 3-6-98
    --------------------------------              ------------------------------
        Name: David A. Jenkins
        Title: Vice President


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                                    EXHIBIT A

United States Patent Number 5,433,742, issued July 18, 1995, entitled "CONDUCTIVE ADHESIVE BAND FOR CATHETER ELECTRODE."

                                    EXHIBIT B

      I, ALLAN WILLIS, of 13158 N. Hiline Road, Pocatello, Idaho 83202, U.S.A., am the owner of he entire right, title and interest to the United States Letters Patent No. 5,433,742 granted July 18, 1995 for

                 CONDUCTIVE ADHESIVE BANK FOR CATHETER ELECTRODE

For good and valuable consideration, receipt of which is hereby acknowledged have assigned and do hereby assign to ProCath Corporation, a New Jersey (U.S.A.) corporation, having its principal place of business Cooper Run Executive Park, 575 Route 73 North, Unit D-4, West Berlin, New Jersey 08091, U.S.A., its successors, assigns and legal representatives, the entire right, title and interest in and to the foregoing United States patent together with all rights and actions thereunder and all right to recovery for past infringements.

March 9, 1998                                   Allan F. Willis
                                        ------------------------------

State of  Idaho    )
                   ) SS
County of  Bannoch )

      I hereby certify that before me in the County of Bannoch, in the State of Idaho, personally appeared Allan Willis, personally known by me, who then and there was duly sworn by me, and under oath acknowledged that the foregoing assignment was duly signed, sealed, and delivered by him on the date appearing at the foot thereof.

              3-9-98                          Janice Clark
       --------------------               --------------------------------------
                                          Notary Public
                                          My Commission Expires:

                                               6-1-99
                                          --------------------------------------


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